SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 22, 2004

VERISIGN, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-23593	94-3221585
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA 94043

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 961-7500

Item 7: Financial Statements and Exhibits.

(c)	Exhibits

99.1 Text of press release of VeriSign, Inc. issued on July 22, 2004.

Item 12 – Results of Operations and Financial Condition.

On July 22, 2004, VeriSign, Inc. (“VeriSign” or the “Company”) announced its financial results for the fiscal quarter ended June 30, 2004 and certain other information. A copy of this press release is attached hereto as Exhibit 99.1.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Use of Non-GAAP Financial Information

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: amortization and write-down of goodwill and intangible assets related to acquisitions, the net gain or loss on the sale of investments or the impairment of investments, restructuring and other charges, and stock-based compensation charges related to acquisitions.

Management believes that this non-GAAP financial data supplements our GAAP financial by providing investors with additional information which allows them to have a clearer picture of the company’s core recurring operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERISIGN, INC.

Date: July 22, 2004	By:	/s/ James M. Ulam
James M. Ulam
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Press release of VeriSign, Inc. dated July 22, 2004.